                                                                   EXHIBIT 10.36

                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT, effective as of October 1, 1997, between Innovir Laboratories, Inc., a Delaware corporation (the "Company"), and Thomas R. Sharpe (the "Employee"). VIMRX Pharmaceuticals, Inc. ("VIMRX"), a Delaware corporation and the majority owner of the Company, is also a party to and guarantor of this Agreement.

     The Company desires to employ the Employee as President and CEO of the Company and the Employee desires to accept such employment by the Company, on the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual convenants and obligations set forth in this Agreement, the Company and the Employee agree as follows:

     1.  Employment.  The Company hereby employs the Employee, and the Employee
         ----------
hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth.

     2.  Term.  Subject to the provisions for earlier termination set forth in
         ----
this Agreement, the employment of the Employee hereunder shall initially be for the period commencing on October 1, 1997 (the "Effective Date") and ending on the second anniversary thereof (the "Initial Term"). The term of this Agreement shall automatically be extended annually on the anniversary date of this Agreement for additional successive two-year periods (each a "Renewal Term") unless either the Company or the Employee notifies the other party in writing of its election not to extend this Agreement, such notice to be provided on or prior to the date 60 days before commencement of any Renewal Term. The Initial Term and any Renewal Term are referred to herein collectively as the "Employment Period".

     3.  Duties.
         ------

        (a) The Employee shall be employed in an executive management capacity as the President and CEO of the Company. The Employee shall perform such duties and services, consistent with his position as the President and CEO of the Company, as may be assigned to him from time to time by the Board of Directors of the Company or its designee. In furtherance of the foregoing, the Employee hereby agrees to perform well and faithfully the aforesaid duties and responsibilities and the other reasonable duties and responsibilities consistent with his position as the President and CEO of the Company assigned to him from time to time by the Board of Directors of the Company or its designee.

        (b) The Company shall use its best efforts to cause the Employee to be elected to the Board of Directors and the Executive Committee of the Board of Directors of the Company.

     3.  Time to be Devoted to Employment.
         --------------------------------

          (a) Except for reasonable vacations (consistent with Company policies) and absences due to temporary illness, during the Employment Period the Employee shall devote his full time and energy to the business of the Company.

          (b) During the Employment Period the Employee shall not be engaged in any other business activity which, in the reasonable judgment of the Company, conflicts with the duties of the Employee hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

    4.  Compensation; Benefits.
        ----------------------

          (a) During the Initial Term, the Company shall pay to the Employee an annual base salary (the "Base Salary") of not less than $162,000, payable in such installments as is the policy of the Company with respect to the employees of the Company at substantially the same employment level as the Employee. Said Base Salary shall be reviewed at the conclusion of each fiscal year and shall be subject to increase at the option and in the sole discretion of the Board of Directors of the company, said increase shall be made effective at the time that annual merit increases for other employees of the Company at substantially the same employment level as the Employee shall be made effective.

          (b) The Employee may also receive an annual cash bonus based on the Company's achievement of performance objectives established by the Board of Directors for each fiscal year. Such performance objectives, as adopted by the Board form time to time, shall be incorporated by reference in this Agreement. For the Initial Term, such bonus shall be an amount in the range of 0% to 50% of the Base Salary, as determined by the Board of Directors in its sole discretion. For subsequent years the bonus a amount shall be determined by the Board of Directors in its sole discretion. Any such cash bonus shall be paid promptly after the end of the fiscal year, at the time that cash bonuses for other employees of the Company at substantially the same employment level as the Employee shall be paid.

          (c) During the Employment Period, the Employee shall be entitled to such insurance and other fringe benefits, including medical, life and disability insurance as are made available form time to time to the employees of the Company at substantially the same employment level as the Employee.

      5.  Reimbursements; Other Expenses.
          ------------------------------

          (a) The Company shall reimburse the Employee, in accordance with the practice from time to time for other officers of the Company, for all reasonable and necessary traveling expenses, disbursements and other reasonable and necessary incidental expenses incurred by him for or on behalf of the Company on or after the Effective Date and in the performance of his duties hereunder upon presentation by the Employee to the Company of appropriate vouchers.

          (b) If the Employee vacates his corporate apartment at 1775 York Avenue, #15B, New York, New York 10128 for any reason, the Company, VIMRX or the acquiring entity of either or both will assume all responsibility for all payments required for the balance of the apartment and furniture leases in effect at that time.

          (c) If the Employee's position as President and CEO of Innovir is terminated for any reason except for cause, the Company or VIMRX or the acquiring entity of either or both will pay the Employee's moving expenses from New York to Wilmington, Delaware if the Employee so requests.

          (d) Upon initiation of employment, Innovir will pay the Employee a signing bonus of $20,000.

          (e) Upon completion of one year of employment, Employee will be eligible for payment of a bonus based on his and the Company's performance during the prior year, the amount of which is to be determined at the sole discretion of the Company's Board of Directors, except that in no case will the amount of the bonus in the first year of employment be less than $18,000 unless during said first year of employment the Employee has been terminated for cause.

      6.  Involuntary Termination.
          -----------------------

          (a) If the Employee is incapacitated or disabled by accident, sickness or otherwise so as to render him mentally or physically incapable of performing the services required to be performed by him under this Agreement for a period of ninety (90) consecutive days or longer or for ninety (90) days during any six
(6) month period (such condition being herein referred to as "Disability"), the company may, at that time or any time thereafter, at its option, with the approval of a majority of the Board of Directors of the Company, terminate the employment of the Employee under this Agreement immediately upon giving him notice to that effect (such termination as well as a termination under Section 7(b) hereof, being hereinafter called an "Involuntary Termination"). until the Company shall have terminated the Employee's employment hereunder in accordance with the foregoing, the Employee shall be entitled to receive his compensation notwithstanding any such physical or mental disability.

          (b) If the Employee dies during the Employment Period, his employment hereunder shall be deemed to cease as of the date of his death.

       8.  Termination for Cause.  The Company may, with the approval of a
           ---------------------
majority of the Board of Directors of the Company, terminate the employment of the Employee hereunder at any time during the Employment Period for "cause" (such termination being hereinafter called a "Termination for Cause") by giving the Employee notice of such termination, upon the giving of which such termination shall take effect immediately. For the purposes of this Section 8, "cause" shall mean (a) the Employee's willful misconduct with respect to the business and affairs of the Company or any subsidiary or affiliate thereof, (b) the Employee's neglect of duties or failure to act which can reasonably be expected to materially and adversely affect the business or affairs of the Company or any subsidiary or affiliate thereof, (c) the Employee's breach of this Agreement or of his confidentiality obligation to the Company or its majority owner, VIMRX, (d) the commission by the Employee of an act involving embezzlement or fraud or (e) the Employee's indictment for any crime; provided,
                                                                      ---------
however, that (i) in the event of a Termination for Cause, solely pursuant to
-------
clause (e) hereof, and such indictment is subsequently withdrawn or the Employee is subsequently acquitted of such crime (and has not at such time been convicted of any other crime), then upon such withdrawal or acquittal the Employee shall be entitled to the payments provided for pursuant to Section 11(c) hereof, and
(ii) in the event of a Termination for Cause, solely pursuant to clauses (a) or
(b) hereof, the Company shall first provide written notice to the Employee specifying the manner in which Employee has engaged in willful misconduct or has neglected or failed to act, and Employee shall have 30 days after receipt of such notice to cure such specified matters, and if a cure is effected, in the reasonable determination of the Board of Directors, within such 30-day period, the Company shall not have the right to effect a Termination for Cause relating to the matters specified in such notice.

          9.  Termination without Cause.  The Company may, with the approval of
              -------------------------
a majority of the Board of Directors of the Company, terminate the employment of the Employee hereunder at any time during the Employment Period without "cause" (such termination being hereinafter called a "Termination without Cause") by giving the Employee notice of such termination, upon the giving of which such termination shall take effect immediately.

          10.  Voluntary Termination.  Any termination of the employment of the
               ---------------------
Employee hereunder otherwise than as a result of an Involuntary Termination, a Termination for Cause or a Termination without Cause shall be deemed to be a "Voluntary Termination". A Voluntary Termination shall be deemed to be effective immediately upon such termination.

          11.  Effect of Termination of Employment.
               -----------------------------------

          (a) Upon the termination of the Employee's employment hereunder pursuant to a Voluntary Termination or a Termination for Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except to receive:

          (i) any unpaid portion of the Base Salary provided for in Section 5(a), computed on a pro rata basis to the date of termination;
                    --------

          (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed as provided in Section 6; and

          (iii)  payment for any accrued but unused vacation.

          (b) Upon the termination of the Employee's employment hereunder pursuant to an Involuntary Termination, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except to receive a termination payment equal to that provided for in
Section 11(a) hereof.

          (c) Upon termination of the Employee's employment hereunder pursuant to a Termination Without Cause, neither the Employee nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except to receive a termination payment equal to that provided for in
Section 11(a) hereof, PLUS an amount equal to $100,000 payable in six (6) equal monthly installments.

          12.  Change of Control.  In the event that, within twelve (12) months
               -----------------
following a Change of Control (as defined below), the Employee terminates his employment for Good Reason (as defined below), the Employee shall be entitled to the payments set forth in Section 11(c), treating such termination for purposes of this Agreement as a Termination without Cause. The term "Change of Control" means the sale of substantially all of the assets of the Company to, or the merger of the Company into, another corporation or entity, or the acquisition of more than 50% of the voting securities of the Company by an entity which is not a majority stockholder of the Company as of the Effective Date. The term "Good Reason" means: (a) any significant diminution in the Employee's position, duties, responsibilities, power, title or office as in effect immediately prior to a Change in Control; (b) any reduction in the Employee's annual base salary, or material reduction in the benefits made available to the Employee, as in effect on the Effective Date or as may be increased from time to time; or (c) any requirement by the Company that the location at which the Employee performs his principal duties for the Company be changed to a new location outside a radius of fifty (50) miles from the Employee's principal residence at the time of the Change of Control.

          13.  Liquidation.  In the event that the Company is dissolved,
               -----------
liquidated or otherwise ceases to do business, the Employee will be deemed to have been subject to a Termination without Cause, and shall be entitled to the payments set forth in Section 11(c).

          14.  Remedies and Survival.  The Employee acknowledges and understands
               ---------------------
that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be accurately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by the Employee, the Company shall be entitled to an injunction restraining him from such breach. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for any breach or threatened breach of this Agreement.

          15.  Notices.  All notices and other communications which are required
               -------
or permitted hereunder shall be in writing and sufficient if delivered personally or sent by aid courier or first class certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

          If to the Employee:   Thomas R. Sharpe
                                1775 York Avenue, Apt 15B
                                New York, NY 10128

          If to the Company:    David A. Jackson, Chairman
                                Innovir Laboratories, Inc.
                                c/o VIMRX Pharmaceuticals Inc.
                                2751 Centerville Road, Suite 210
                                Wilmington, DE 19808

          With a copy to:       Merrill M. Kraines, Esquire
                                Fulbright & Jaworski, L.L.P.
                                666 Fifth Avenue
                                New York, NY 10103-3198

or to such other address as the party to whom notice is given may have furnished to the other party in writing in accordance herewith. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery if personally delivered; on the business day after the date when sent if sent by air courier; and on the fifth business day after the date when sent if sent by mail, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

          16.  Binding Agreement; Benefit.  The provisions of this Agreement
               --------------------------
will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives and successors of the parties hereto.

          17.  Governing Law.  This Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the laws of the State of Delaware.

          18.  Waiver of Breach.  The waiver by either party of a breach of any
               ----------------
provision of this Agreement by the other party must be in writing and shall not operate or be construed as a waiver of any subsequent breach by such other party.

          19.  Entire Agreement; Amendments.  This Agreement contains the entire
               ----------------------------
agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings among the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

          20.  Headings.  The section headings contained in this Agreement are
               --------
for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          21.  Severability.  Any provision of this agreement that is prohibited
               ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          22.  Assignment.  This Agreement is personal in its nature and the
               ----------
parties hereto shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that
                                                       -----------------
the provisions hereof shall inure to the benefit of, and be binding upon (i) each successor of the Company, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise and (ii) the heirs and legal representatives of the Employee.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

INNOVIR LABORATORIES, INC.           VIMRX PHARMACEUTICALS, INC.



_____________________________        __________________________________
By:  David A. Jackson                By:  Richard L. Dunning
     Chairman                             President and CEO

ACCEPTED:



_______________________________
          Thomas R. Sharpe